UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(954) 380-3343

Registrant’s Telephone Number, Including Area Code

________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective July 14, 2026, the Company entered into a leakout agreement (the “Leakout Agreement”) with certain lenders (the “Lenders”) holding convertible promissory notes in the aggregate outstanding amount of approximately $1,646,136 (the “Notes”). The Leakout Agreement supersedes that certain standstill agreement entered into on June 25, 2026. Pursuant to the Leakout Agreement, each Lender has agreed not to convert, assign, transfer, or pledge more than 30% of its current owed balance of its respective Note over any 30-day period or, if the Company’s common stock closes below $0.003, 15% of its current owed balance over any 30-day period. The Leakout Agreement shall remain in effect until December 31, 2026.

The description of the Leakout Agreement is not complete and is qualified in its entirety by the full text of the Leakout Agreement filed herewith as Exhibit 10.1, which is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Exhibit Description
10.1	Leakout Agreement by and among Edgemode, Inc. and certain Lenders dated July 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: July 15, 2026	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer

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